UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The shares of common stock of ICF International, Inc. (the “Company”) are listed on NASDAQ. On August 8, 2006, the Securities and Exchange Commission approved amendments to NASDAQ Rule 4350(l), which requires securities listed on NASDAQ to be eligible for a Direct Registration Program (“DRP”) operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, such as the one offered by The Depository Trust Corporation. A DRP permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. Investors receive annual statements from the issuer indicating their holdings. The rule change does not require issuers to actually participate in a DRP or to eliminate physical stock certificates. However, the change requires that the listed securities are eligible for such a program. The Company has until December 31, 2007 to amend its bylaws to comply with the rule change. Therefore, on December 5, 2007, the Board of Directors of the Company, pursuant to Section 7.4 of its Certificate of Incorporation, amended its bylaws to permit a DRP.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Amended and Restated Bylaws of ICF International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: December 6, 2007	By:	/s/ Judith Kassel
Judith Kassel
General Counsel and Secretary

Exhibit Index

Exhibit No.	Document
3.1	Amended and Restated Bylaws of ICF International, Inc.